UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

Worlds Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24115	22-1848316
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 725-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities

On August 5, 2016 we completed a round of financing of $350,000 through the sale of our common stock at a price per share of $0.01, which price was above the 10 day average price of our stock. Each investor also received one warrant per share exercisable for five years to purchase one share of our common stock at an exercise price of $0.012 per share. We plan to file a registration statement to cover the shares sold in the financing as well as the shares underlying the warrants. The financing was completed by officers of the registrant without requiring the services of a placement agent. The financing was an exempt private placement under Regulation D with offers and sales made only to “accredited investors” without the use of public advertising. The funds were used to prepay all of our outstanding convertible debentures and will be used to fund ongoing litigation and for general corporate purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

Dated: August 10, 2016
By: /s/ Thomas Kidrin Thomas Kidrin, President

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